EXHIBIT 10.2 PROMISSORY NOTE IN FAVOR OF CHROME

                                    EXHIBIT A

                           NEW NOTE FOR $10,134,084.42
             REFLECTING CANCELLATION AND CONSOLIDATION OF OLD NOTES

THIS NOTE, AND THE SECURITIES ISSUABLE UPON THE CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE ACT OR UNLESS THE COMPANY RECEIVES AN OPINION FROM COUNSEL TO THE HOLDER AND IS SATISFIED THAT THIS NOTE AND THE UNDERLYING SECURITIES MAY BE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT.

                          CONSOLIDATED CONVERTIBLE NOTE

$10,134,084.42                                           As of December 15, 2004
                                                                  Houston, Texas

FOR VALUE RECEIVED, ENVIRONMENTAL REMEDIATION HOLDING CORPORATION, a Colorado corporation (the "Company"), hereby promises to pay to the order of Chrome Energy, L.L.C, or any subsequent holder of this Note (the "the Holder"), at 5444 Westheimer, Suite 1570, Houston, Texas 77056, or at such other place as may be designated by the Holder from time to time by notice to the Company, the principal sum of TEN MILLION ONE HUNDRED THIRTY FOUR THOUSAND EIGHTY FOUR AND 42/100 DOLLARS ($10,134,084.42), together with simple interest from the date hereof (the "Issuance Date") on the unpaid principal amount at an annual rate equal to twelve percent (12%) per annum.

1.    PAYMENTS.

(a) Unless previously fully converted into Common Stock (as defined herein) as herein provided, the unpaid principal amount of this Note plus all accrued and unpaid interest thereon shall be payable to the Holder in cash on or before January 31, 2007 (collectively the "Maturity Date").

(b) Interest on the unpaid principal balance of this Note at the rate of twelve percent (12%) per annum shall accrue from the date hereof and shall be payable to the Holder in cash or Common Stock, if such interest amount is converted into Common Stock as herein provided, on January 31, 2006, and on the Maturity Date. Notwithstanding anything in this Note to the contrary, in no event shall the rate of interest charged with respect to this Note exceed the highest rate of interest which may be lawfully charged under the laws of any jurisdiction governing this Note and the payment of interest thereon.

(c) All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address designated in writing by the Holder.

(d) In the event that any payment of principal and/or interest hereunder becomes due and payable on a Saturday, Sunday or other day on which commercial banks in the City of Houston, Texas are authorized or required by law to close, then the maturity thereof shall be extended to the next succeeding "Business Day" (defined as any days on which national banks in the United States are open for business); and during any such extension, interest on principal amounts payable shall accrue and be payable at the applicable rate.

2.    CONSOLIDATION.

In connection with the Company's efforts to recapitalize all of the Company's current debt obligations, the Company has consolidated all notes and obligation existing between the Company and the Holder prior to December 15, 2004, including that certain Senior Secured 10.00% Exchangeable Promissory Note Due February 15, 2005, with a principle amount due as of November 18, 2004 of
$4,294,460.92, that certain Senior Secured Promissory Note Due September 1, 2004, as extended, with a principle amount of $1,800,000, that certain Senior Secured 8.00% Exchangeable Promissory Note Due September 1, 2004, as extended, with a principle amount of $2,200,000, that certain Amended and Restated Convertible Note, as extended, dated as of January 31, 2001, with a principle amount of $804,312.50, Amended and Restated Convertible Note, as extended, dated as of January 31, 2001, with a principle amount of $631,666.67, and that certain Note, dated as of February 15, 2001, as extended, with a principle amount of $403,643.85 (collectively, the "Old Notes"), into this Note. This Note supersedes the terms and conditions of the Old Notes and Holder acknowledges that the acceptance of this Note by Holder, cancels and discharges any and all representations or obligations contained in the Old Notes. Holder and Company acknowledge and agree that there are no other debts or obligations owed to Holder by Company, except for this Note and that certain Promissory Note, issued of even date herewith, with a principal amount of $2,500,000. This Note is intended by the parties to be the entire and final expression of the parties' intent concerning this subject matter.

3.    PREPAYMENT OF NOTE.

(a) The principal amount of this Note and any accrued and unpaid interest may be prepaid, at the option of the Company, in whole or in part, without premium or penalty, at any time or from time to time from and after the Issuance Date.

(b) Each prepayment notice shall be in writing in accordance with the provisions of Section 4(g) hereof and shall specify the principal amount of this Note to be redeemed. Each prepayment of principal of this Note shall be accompanied by the payment of all interest accrued and unpaid to the prepayment date on the amount so prepaid. Any partial prepayment of this Note, whether optional or mandatory, shall be applied first to accrued and unpaid interest hereon, and then to the outstanding principal amount of this Note in the inverse order of maturity.

4.    CONVERSION.

The  Company  shall  have  the  following  conversion  rights  (the  "Conversion
Rights"):

(a) Conversion. At any time or from time to time, the Company may elect to convert all or a portion of the original principal amount of this Note and any accrued but unpaid interest, into shares of common stock of the Company ("Common Stock"), by written notice given to the Holder in accordance with the provisions of Section 4(f) hereof (the "Conversion Notice"). The "Conversation Date" shall be the date the Conversion Notice is provided pursuant to Section 4(f) hereof. The Holder shall deliver to the Company this Note by no later than five (5) business days after the date on which the Conversion Notice is delivered by the Company as contemplated in this paragraph. New certificates will be delivered to the Holder, within five (5) business days after receipt of the Note by the Company.

(b)  Conversion  Price.  Subject to adjustment  from time to time as provided in
Section 4(c) below, the term "Conversion Price" shall mean $0.175 per share of Common Stock.

(c) Adjustments of Conversion Price. The Conversion Price in effect from time to time shall be, subject to adjustment in accordance with the provisions of this
Section 4(c).

            (i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 4(c) (i) shall be effective at the close of business on the date the stock split or combination occurs.

            (ii) Adjustments for Certain Dividends and Distributions. If the Company shall at anytime or from time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction;

                  (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                  (B) the  denominator  of which  shall be the  total  number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

            (iii) Adjustments for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 4(c)(i) with respect to the rights of the holders of the Note.

            (iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed into the same or a different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 4(c)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 4(c)(v)), then, and in each event, an appropriate revision to the Conversion Price shall by made and provisions shall be made (by adjustments of the Conversion Price of otherwise) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities receivable upon such reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

            (v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at anytime or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 4(c)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in
      Section 4(c) (iv)), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties or assets to any other person, then as a part of such reorganization, merger, consolidation, or sale, then, and in each such case, proper provision shall be made so that, upon the exercise of this Note at any time after the consummation of such reorganization, merger, consolidation, or sale, the Holder shall be entitled to receive (at the Conversion Price in effect for Common Stock issuable upon such exercise of this Note immediately prior to such consummation), in lieu of Common Stock issuable upon such exercise of this Note prior to such consummation, the stock and other securities, cash and assets to which such Holder would have been entitled upon such consummation if this Note had been exercised immediately prior thereto.

(d) Certificate as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Note pursuant to this Section 4, the Company at its expense, shall promptly compute: such adjustment or readjustment in accordance with the terms hereof and furnish notice to the Holder, a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Holder, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of such Note. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(e) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(f) Notices and Delivery of Shares. All notices and other communications hereunder shall be in writing and shall be deemed given (i) on the same date, if delivered personally or by facsimile by not later than 5:00 p.m. Houston, Texas time (provided, that a copy of such facsimile shall be simultaneously sent to Brewer & Pritchard, PC at (713) 659-5302), or (ii) three business days following being mailed by certified or registered mail, postage prepaid, return receipt requested, addressed to the party in accordance with Section 7 hereof. Not later than five (5) Business Days following receipt of notice of conversion as provided herein (the "Delivery Date"), the Company shall deliver to the holders of this Note, against delivery of this Note surrendered for conversion, certificates evidencing all shares of Common Stock into which this Note shall be converted.

(g) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Note. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the Conversion Price of one share of Common Stock on the applicable Conversion Date.

(h) Retirement of Note. Conversion of this Note shall be deemed to have been effected on the applicable Conversion Date. The Holder shall be deemed to have become a shareholder of record of the Common Stock on the applicable Conversion Date. Upon conversion of only a portion of this Note, the Company shall issue and deliver to such holder, at the expense of the Company, against receipt of the original Note delivered for partial cancellation, a new Note representing the unconverted portion of this Note so surrendered and Common Stock equal to the portion converted.

5.    HOLDER REPRESENTATIONS.

(a) Investment Purposes. The Holder is acquiring the Note for investment purposes and not with a view to the resale or distribution of all or any part thereof. The Holder acknowledges that the Note has not been registered under the Securities Act, or the securities or "blue sky" laws of any state or other domestic or foreign jurisdiction and that none of such securities may be sold, transferred or otherwise disposed of except pursuant to an effective registration statement thereunder or an applicable exemption therefrom.

(b) Accredited Investor. The Holder (i) has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the merits and risks of his or her investment in the Note and has the financial ability to assume the monetary risk associated therewith; (ii) is able to bear the complete loss of his or her investment in the Note; has received such documents and information from the Company as such Holder has requested and has had the opportunity to ask questions of and receive answers from the Company and the terms and conditions of the offering of the notes and to obtain additional information; (iv) is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; and (v) is not relying upon any statements or instruments made or issued by any person other than the Company in making a decision to invest in the Note.

(c) Restrictive Legends. Any certificate for Common Stock issued upon conversion of the Note and each certificate for Common Stock issued to a subsequent transferee shall be stamped or otherwise imprinted with a legend in substantially the following form:

      "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities act. The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such act."

6.    MERGER; CONSOLIDATION.

If, for as long as this Note remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), the Company will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Company hereunder. Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the Note may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Note might have been converted at the Conversion Price immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable.

7.    EVENTS OF DEFAULT.

The Holder must provide the Company with ten (10) days written notice of any default. Upon receipt of such notice of default, the Company shall have ten (10) days to cure such default ("Cure Period"). The continuance of any one or more of the following events after the Cure Period is herein referred to as an Event of
Default:

      (a) The Company shall default if the payment of principal of the Note is not paid when and as the same shall become due and payable, either at maturity or by acceleration or otherwise; or

      (b) The Company shall default if the payment of interest on the Note is not paid when the same becomes due and payable; or

      (c) If the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy or shall have an order for relief under the United States Bankruptcy Code granted against it or them, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, or the Company or its directors shall take any action looking to the dissolution or liquidation of the Company; or

      (d) If, within sixty (60) days after the commencement of any proceeding against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

8.    REMEDIES ON DEFAULT; ACCELERATION.

Upon the occurrence and during the continuance of an Event of Default, the entire unpaid balance of principal and accrued interest on this Note may be accelerated and declared to be immediately due and payable by the holder. Unless waived by the written consent of the holder, such holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law. Upon the occurrence of an Event of Default, the Company agrees to pay to the Holder such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorneys' fees and expenses. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers and remedies. No right, power or remedy conferred hereby upon the Holder shall be exclusive of any other right, power or remedy referred to herein nor now or hereafter available at law, in equity, by statute or otherwise.

9.    NOTICES.

All notices, requests, demands or other communications hereunder shall be in writing and personally addressed or sent by telecopier or by registered or certified mail, return receipt requested, postage pre-paid, addressed or telecopied as follows or to such other address or telecopier number of which notice has been given pursuant hereto:

            If to the Company:      Environmental Remediation Holding Corp.
                                    5444 Westheimer, Suite 1570
                                    Houston, TX 77056
                                    Attn: Mr. Ali Menon, President
                                    Telephone (713) 626-4700
                                    Fax (713) 626-4704

            with copy to:           Brewer & Pritchard, PC
                                    3 Riverway, Suite 1800
                                    Houston, Texas 77056
                                    Attn: Thomas C. Pritchard, Esq.
                                    Telephone (713) 209-2950
                                    Fax (713) 209-2921

            If to the Holder:       to the  Holder at the  address  set forth on
                                    the  records of the  Company.  In  addition,
                                    copies   of  all  such   notices   or  other
                                    communications    shall   be    concurrently
                                    delivered by the person giving the same to each person who has been identified to the Company by the Holder as a person who is to receive copies of such notices.

9.    GOVERNING LAW.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas, without giving effect to conflict of law principles.

10.   SUCCESSORS AND ASSIGNS.

This Note shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and permitted assigns; provided, however, that the Company may not transfer or assign any of its rights or obligations hereunder without the prior written consent of the Holder; and provided, further, that transfer or assignment by the holder is in accordance with applicable federal and state securities laws.

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officers as of the date first set forth above.

                                         ENVIRONMENTAL REMEDIATION HOLDING CORP.


                                         By:    /s/ Ali Memon
                                                --------------------------------
                                         Name:  Ali Memon
                                                --------------------------------
                                         Title: President
                                                --------------------------------

Agreed and Accepted:

NOTEHOLDER


By:    /s/ Sir Emeka Offor
       -------------------------------
Name:  Sir Emeka Offor
       -------------------------------
Title: Sole Manager
       -------------------------------